UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2010

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to our financial statements under Part I, Item 1. Financial Statements and Results of Operations and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Form 10-Q for the quarterly period ended March 31, 2010, and to Note 2 – Rate and Regulatory Matters to our financial statements under Part II, Item 8. Financial Statements and Results of Operations under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2009, of registrant Ameren Corporation and its registrant subsidiary Union Electric Company, doing business as AmerenUE (“UE”), for a discussion of UE’s requests to the Missouri Public Service Commission (“MoPSC”) to increase its annual revenues for electric service.

As previously reported, in July 2009, UE originally filed a request with the MoPSC to increase its annual revenues for electric service by $402 million. The request, as later amended in April 2010, sought to increase annual revenues from electric service by $287 million in the aggregate and was based on a 10.8% return on equity, a capital structure composed of 51.3% common equity, a rate base of $6 billion, and a test year ended March 31, 2009, with certain pro-forma adjustments through the true-up date of January 31, 2010.

On May 28, 2010, the MoPSC issued an order approving an increase for UE in annual revenues for electric service of $226.3 million, including $118 million to cover higher fuel costs and lower revenues from sales outside UE’s system. The revenue increase was based on a 10.1% return on equity, a capital structure composed of 51.26% common equity and a rate base of approximately $6.0 billion. The MoPSC also approved UE’s continued use of its existing fuel adjustment clause, or FAC. The FAC provides for the adjustment of electric rates three times per year for a pass through to customers of 95% of changes in fuel and purchased power costs net of off-system revenues, subject to MoPSC prudency review. The MoPSC order granted UE’s request to continue the implementation of a vegetation management and infrastructure cost tracker, but denied UE’s request to implement a storm restoration cost tracker. The MoPSC also approved an increase in UE’s annual depreciation rates due largely to adoption of the life span depreciation methodology for its non-nuclear power plants.

In addition, the order implemented several stipulations previously agreed to by UE, the MoPSC staff and other parties to the proceedings, including UE’s agreement to withdraw its request for an environmental cost recovery mechanism in exchange for the ability to continue recording an allowance for funds used during construction and to defer depreciation costs for pollution control equipment at one of its power plants until the earlier of January 2012 or when that equipment is put in customer rates. UE will have the ability to request the implementation of an environmental cost recovery mechanism in a future rate case proceeding. The order also implemented the parties’ agreement to prospectively include the margins on certain wholesale contracts in UE’s FAC in exchange for an increase in the jurisdictional cost allocation to retail customers. In addition, the order implements the parties’ agreement to a mechanism that will prospectively address the significant lost revenues UE can incur due to future operational issues at Noranda Aluminum, Inc.’s (“Noranda”) smelter plant in southeast Missouri. The agreement will permit UE, when a loss of service occurs at the Noranda plant, to sell the power not taken by Noranda and use the proceeds of those sales to offset the revenues lost from Noranda. UE will be allowed to keep the amount of revenues necessary to compensate UE for significant Noranda usage reductions but any excess revenues above the level necessary to compensate UE would be refunded to retail customers through the FAC. Approved stipulations also include the continued use of the regulatory tracking mechanism for pension and postretirement benefit costs.

Rate changes consistent with the MoPSC order are expected to become effective on or before June 21, 2010, with UE’s filing and MoPSC’s acceptance of conforming tariffs. UE is evaluating the MoPSC’s order and has not decided whether to seek rehearing of any aspect of the MoPSC’s order or subsequently appeal any aspect of the order. Moreover, the Missouri Office of Public Counsel and the intervenor parties to this rate case may similarly seek rehearing or subsequently appeal any aspect of the order. UE cannot predict whether any such application for rehearing or appeal will be filed, or the outcome if so filed.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors and elsewhere in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, and future rate proceedings or legislative actions that seek to limit or reverse rate increases;

•	changes in laws and other governmental actions, including monetary and fiscal policies;

•	changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including UE;

•

the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation;

•

the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely fashion in light of regulatory lag;

•	the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

•

the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments; prices for power in the Midwest, including forward prices;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•	disruptions of the capital markets or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers;

•	the impact of system outages;

•	generation plant construction, installation and performance;

•

the recovery of costs associated with UE’s Taum Sauk pumped-storage hydroelectric plant incident and investment in a construction and operating license agreement for a second unit at its Callaway nuclear plant;

•	impairments of long-lived assets or goodwill;

•	operation of UE’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures;

•

the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases and energy efficiency, will be enacted over time, which could limit, or terminate, the operation of certain of our generating units, increase our costs, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by the Ameren companies’ facilities or required to satisfy energy sales made by the Ameren companies;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Date: June 1, 2010